Exhibit 32.2

In connection with the Quarterly Report of Merisant Worldwide, Inc. (the “Company”) for the period ended June 30, 2006 (the “Report”), the undersigned, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Anthony J. Nocchiero
Anthony J. Nocchiero
Chief Financial Officer
August 11, 2006